SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 1, 2004

                                 GOAMERICA, INC.
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               (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-29359               22-3693371
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(State or Other Jurisdiction  (Commission File Number)  (IRS Employer
            of Incorporation)                            Identification No.)



     433 HACKENSACK AVENUE, HACKENSACK NJ             07601
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   (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (201) 996-1717
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ITEM 3.01(A). NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
              OR STANDARD

On October 1, 2004, GoAmerica, Inc. (the "Company") filed an amendment to its Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of one-for-eight as authorized by the Company's stockholders at a Special Meeting of Stockholders on September 30, 2004. On October 4, 2004, the Company issued a press release regarding the reverse stock split prior to the commencement of market trading, a copy of which is being furnished as Exhibit
99.1 to this Current Report on Form 8-K.

As previously reported, the Company received a Nasdaq Listing Qualifications Panel Determination granting GoAmerica a temporary exception to the $1.00 minimum closing bid price per share requirement for continued listing on The Nasdaq SmallCap Market, providing that the closing bid price of GoAmerica common stock shares must be $1.00 or more per share by October 4, 2004, and for at least ten consecutive trading days thereupon. Nasdaq reported the closing price of GoAmerica's common stock on October 4, 2004 at $3.53 per share.


 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits

           99.1  Press Release of GoAmerica, Inc. dated October 4, 2004



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GOAMERICA, INC.


                                By: /s/ Daniel R. Luis
                                    ----------------------------
                                    Daniel R. Luis
                                    Chief Executive Officer


Dated: October 5, 2004

                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION
-----------             -----------

99.1                    Press Release of GoAmerica, Inc. dated October 4, 2004